Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

● ● ●	MAIN OFFICE

133-10 39TH Avenue

Flushing, NY 11354

Tel. (718) 445-6308

Fax. (718) 445-6760

CALIFORNIA OFFICE

440 E Huntington Drive

Suite 300

Arcadia, CA 91006

Tel. (626) 282-1630

Fax. (626) 282-9726

BEIJING OFFICE

11/F North Tower

Beijing Kerry Centre

1 Guanghua Road

Chaoyang District

Beijing, 100020, PRC

Tel (86 10) 65997923

Fax. (86 10) 65999100

To the Board of Directors and Shareholders of “TEG SPV” LLC

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of “TEG SPV” LLC and subsidiaries (the “Group”) as of December 31, 2025 and 2024, and the related combined statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Group’s auditors since 2025.

Flushing, New York

August 3, 2026

TEG SPV GROUP

Combined Balance Sheets

(All dollar amounts are in thousands)

		December 31,
	Note	2025	2024
ASSETS

Current assets:
Cash and cash equivalents		$1,718	$1,038
Inventories		290	437
Due from related parties	22	26,962	948
Accounts receivable (net of allowance for credit losses of $390 and $152, respectively)	6	3,860	1,099
Notes receivable (net of allowance for credit losses of $68 and $79, respectively)	7	5,022	6,502
Prepaid expenses and other current assets	8	1,667	3,064
Long-lived asset held for sale	14	-	16,802

Total current assets		39,519	29,890

Non-current assets:
Due from related parties	22	-	195
Deferred income tax assets	18	46	645
Property and equipment, net	9	95,593	115,301
Total non-current assets		95,639	116,141
TOTAL ASSETS		$135,158	$146,031

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Balance Sheets (Continued)

(All dollar amounts are in thousands)

		December 31,
	Note	2025	2024

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Due to related parties	22	$1,840	$1,964
Accounts payable and other liabilities	10	2,278	2,501
Contract liabilities	11	2,502	2,280
Income taxes payable		3,406	1,286
Other taxes payable	12	1,022	342
Current maturities of loans payable	13	14,705	8,569
Advance received	14	-	18,818
Total current liabilities		25,753	35,760

Non-current liabilities:
Accounts payable and other liabilities	10	254	292
Loans payable	13	20,481	30,677
Deferred income tax liabilities	18	2	87
Total non-current liabilities		20,737	31,056
TOTAL LIABILITIES		$46,490	$66,816
Commitments and contingencies	19

SHAREHOLDERS’ EQUITY
Contributed capital	15	82,298	82,536
Retained earnings		5,049	1,413
Currency translation adjustment		1,321	(4,734)
TOTAL SHAREHOLDERS’ EQUITY		88,668	79,215
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$135,158	$146,031

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Statements of Operations and Comprehensive Income

(All dollar amounts are in thousands)

	Note	2025	2024

Revenue	2	$42,910	$35,173
Cost of sales	16	(20,807)	(18,117)
Gross profit		22,103	17,056

Selling, general and administrative expenses	17	(3,055)	(3,338)
Provision for bad debts, net	6,7,22	(369)	(4)
Loss on classification as held for sale	14	-	(1,340)
Other operating expenses, net		(1,232)	(1,005)
Operating income		17,447	11,369

Interest income		998	274
Interest expense		(2,928)	(3,134)
Other expenses, net		(1,086)	(724)
Net foreign exchange gain/(loss)		2,434	(2,034)
Income before income taxes		16,865	5,751
Income tax expense	18	(2,501)	(1,199)
Net income		$14,364	$4,552
Other comprehensive income, net of tax :
Currency translation difference		6,055	(3,554)
Other comprehensive income, net of tax :		6,055	(3,554)
Comprehensive income		$20,419	$998

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Statements of Changes in Shareholders’ Equity
(All dollar amounts are in thousands)

	Note	Contributed capital	Retained earnings	Currency translation adjustment	Total shareholders’ equity
Balance at January 1, 2024		$71,973	$3,746	$(1,180)	$74,539

Net income		-	4,552	-	4,552
Owner distributions	15	-	(6,885)	-	(6,885)
Effect of combining the Group’s other entities		10,563	-	-	10,563
Currency translation difference		-	-	(3,554)	(3,554)

Balance at December 31, 2024		82,536	1,413	(4,734)	79,215

Net income		-	14,364	-	14,364
Owner distributions	15	-	(10,728)	-	(10,728)
Effect of combining the Group’s other entities		(238)	-	-	(238)
Currency translation difference		-	-	6,055	6,055

Balance at December 31, 2025		$82,298	$5,049	$1,321	$88,668

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Statements of Cash Flows
(All dollar amounts are in thousands)

		Years Ended December 31,
	Note	2025	2024

Cash flows from operating activities
Net income		$14,364	$4,552
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation of property and equipment	9	3,995	3,806
Provision for bad debts, net	6,7,22	369	4
Gain on disposal of property and equipment		(21)	(47)
Loss on classification as held for sale	14	-	1,340
Interest income		(998)	(274)
Interest expense		2,928	3,134
Net foreign exchange (gain)/loss		(2,434)	2,034
Deferred income taxes	18	531	(175)
Initial discount on notes receivable	7	1,108	724
Other non-cash expenses		1,115	827
Changes in working capital, net of effects
Accounts receivable, net		(2,763)	(656)
Inventories		172	(110)
Prepaid expenses and other current assets		768	(1,396)
Interest receivable		858	59
Accounts payable and other liabilities		(5,878)	(5,286)
Contract liabilities		166	1,249
Advance received	14	(2,016)	2,016
Other taxes payable		625	212
Income tax payable		1,936	1,300
Net cash provided by operating activities		14,825	13,313
Cash flows from investing activities
Purchases of property and equipment		(793)	(24,971)
Proceeds from sales of property and equipment	9	16,324	367
Refund of construction advances made	9	4,667	-
Advance received for long-lived asset held for sale	14	-	16,802
Originations of notes receivable		(22,062)	(9,776)
Proceeds from collections of notes receivable		2,656	1,333
Net cash provided by/(used in) investing activities		792	(16,245)
Cash flows from financing activities
Proceeds from loans payable		-	71
Repayment of loans payable		(4,205)	(2,167)
Return of capital)/capital contributions to the Group’s other entities		(296)	11,701
Owner distributions	15	(10,346)	(6,885)
Net cash (used in)/provided by financing activities		(14,847)	2,720
Effect of exchange rate changes on cash and cash equivalents		(90)	309
Net increase in cash and cash equivalents		680	97
Cash and cash equivalents, beginning of period		1,038	941
Cash and cash equivalents, end of period		$1,718	$1,038
Supplemental disclosure of cash flow information:
Cash payments during the year for
Income taxes		(34)	(74)
Interest, net of capitalized interest		(2,912)	(3,954)

NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.	Group Structure and Common Control Reorganization

TEG SPV LLC is the holding company of TEG SPV Group (the “Group”). It is registered at 64/2 Mahtumquli Street, Yashnobod District, Tashkent.

The holding company is wholly owned by TOURISM AND ENTERTAINMENT GROUP LLC (the “parent company”) and WELLMORE LLC. Both the parent company and WELLMORE LLC are controlled by the same ultimate beneficial owner, Mr. Jakhongir Abidovich Artikkhodjaev, a citizen of the Republic of Uzbekistan (the “UBO”).

The Group operates three core businesses in the Republic of Uzbekistan, comprising two hotels and one exhibition center. During the fourth quarter of 2025, the Group underwent a legal restructuring involving the establishment of TEG SPV LLC as a holding company, together with the creation of two new subsidiaries, with the objective of bringing the Group under a unified holding structure. As part of this restructuring, one hotel operating entity (Hilton Tashkent) was transferred to the holding company. In addition, the primary real estate assets of the other two operating businesses were transferred to the newly established subsidiaries. The restructuring was substantially completed in 2026 (see Note 23).

Following the completion, the Group’s legal structure and principal activities will be as follows:

Group principal businesses	Legal entities	Date of incorporation	Principal activities
Holding company	TEG SPV LLC	October 2025	Strategic management, coordination of subsidiaries and holding of investments in operating entities
Hilton Tashkent	AKFA DREAM WORLD LLC (“ADW”)	December 2017	Full-service five-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Hilton brand
Wyndham hotel	CULTURAL LANDMARK HOTEL LLC	December 2025	Full-service four-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Wyndham brand
CAEX exhibition center	CAEX LLC	December 2025	Exhibition and events venue, providing rental of exhibition space and related event organization and support services

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation. The accompanying combined financial statements and related notes of the Group were prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). All necessary adjustments were made to present fairly, in all material respects, the financial position, results of operations, and cash flows of the Group for all periods presented.

Principles of Combination. These combined financial statements have been prepared to present the financial position, results of operations and cash flows of entities that are under common control of the UBO as if they had operated as a single economic reporting entity. The combination is presented in accordance with GAAP, applying consolidation principles by analogy, as there was no single legal parent entity, that directly controlled all entities included in the Group, during 2024 and 2025.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The financial information of the Group entities has been combined on a line-by-line basis. All intercompany balances and transactions between the Group entities, including intercompany revenues, expenses and other intra-group transfers, have been eliminated in full upon combination. Where necessary, adjustments have been made to ensure consistent accounting policies across all entities included in the combined financial statements. Transactions between entities under common control have been reflected at their carrying amounts at the date of transfer. No step-up to fair value has been recognized in relation to assets or liabilities transferred between entities under common control.

The combined financial statements do not necessarily represent the financial position, results of operations or cash flows of the Group on a stand-alone consolidated legal basis and may not be indicative of future performance following the substantial completion of the restructuring in June 2026 and its operation under its current legal structure. Subsequent to December 31, 2025, as part of the Group’s restructuring, certain payables to a related party under common control of the Group’s UBO, but outside the Group, were effectively settled through a capital contribution of $41,062 thousand from the Group’s parent company. Accordingly, the contribution has been reflected retrospectively within contributed capital as if it had occurred on January 1, 2024 (see Note 23).

The combined financial statements were prepared on a historical cost basis. Financial assets and financial liabilities are measured at amortized cost under GAAP.

Use of Estimates and Assumptions. The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the useful lives of long-lived assets, uncertain tax positions and the allowance for expected credit losses.

Foreign Currency Translation and Transactions. The determination of functional currency is based on the criteria set forth in ASC 830, Foreign Currency Matters. The functional currency of each entity within the Group is the Uzbek Soum (“UZS”), which reflects the primary economic environment in which the entities of the Group generate and expend cash. The Group’s reporting currency is U.S. dollar (“$”).

Transactions denominated in currencies other than the functional currency (primarily $ and EUR) are recorded at the exchange rates prevailing on the dates of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are measured at the exchange rate in effect at the respective reporting date. All gains and losses arising from foreign currency transactions are recorded in the combined statement of operations and comprehensive income during the year in which they occur.

The results and financial position of the Group are translated into the reporting currency as follows:

(i)	assets and liabilities for each balance sheet are translated at the closing rate at the end of the respective reporting period;

(ii)	income and expenses are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions);

(iii)	components of equity are translated at the historic rate; and

(iv)	all resulting exchange differences are recognized as foreign currency translation adjustment in other comprehensive income.

On 31 December 2025, the principal rate of exchange used for translating foreign currency balances was $ 1 = UZS 12,025.33 (December 31, 2024: $ 1 = UZS 12,920.48). During 2025, the principal average rate of exchange used for translating income and expenses was $ 1 = UZS 12,574.55 (2024: $1 = UZS 12,651.54).

Fair Value of Financial Instruments. Under ASC 820, Fair Value Measurement (ASC 820), “fair value” is defined as the price that would be received for the sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents. Cash and cash equivalents include cash on hand and in various bank accounts, and all short-term investments with an original maturity of three months or less.

The Group maintains cash and cash equivalents with various financial institutions in the Republic of Uzbekistan. The Group’s policy is designed to limit exposure to any one institution. The Group performs periodic evaluations of the relative credit standing of those financial institutions as part of its investment strategy.

Accounts Receivable and Other Receivables. Accounts receivable primarily represent amounts due from hotel guests for room occupancy and related services. Accounts receivable also include, among other items, receivables from tenants leasing space in hotel and non-hotel properties.

The Group generally provides credit terms of 15 to 30 days from the invoice date, depending on customer type and contractual arrangements. Credit is extended only to approved customers based on an evaluation of their financial condition, historical payment performance and expected future business volume. Accounts receivable are recorded at the invoiced amount, net of an allowance for expected credit losses. The allowance for expected credit losses is estimated based on historical loss experience, current conditions and reasonable and supportable forecasts of future economic conditions.

All accounts receivable are unsecured, and the Group does not obtain collateral.

Other receivables include short-term balances arising from various operating activities, including rent receivables, interest receivable, claims and other amounts due from miscellaneous debtors.

Notes Receivable. Notes receivable are financial assets measured at amortized cost. They are initially recognized at the amount funded, net of any loan origination costs or fees.

Notes receivable are subsequently measured at amortized cost using the effective interest method. Any difference between the initial carrying amount and the contractual cash flows (including discounts or premiums arising on initial recognition) is recognized in profit or loss over the term of the note as interest income.

The Group recognizes an allowance for expected credit losses on notes receivable in accordance with ASC 326, based on historical experience, current conditions, and reasonable and supportable forecasts of future economic conditions.

Concentrations of Credit Risk. The Group currently conducts all of its operations in the Republic of Uzbekistan. Accordingly, the Group’s business, financial condition and results of operations are influenced by the political, economic and legal environment in Uzbekistan, including changes in governmental policies, taxation, currency regulation and other regulatory developments.

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable (including receivables from related parties) and advances to suppliers. The Group extends credit to certain customers in the normal course of business. While a portion of revenue is generated through credit sales, concentrations of credit risk in accounts receivable are limited due to generally short payment terms. The Group performs ongoing credit evaluations of its customers to further mitigate credit risk.

Inventory. Inventories consist primarily of food and beverage items used in the Group’s hospitality operations. Inventory is stated at the lower of cost or net realizable value (“NRV”) and is accounted for using the first-in, first-out method. NRV represents the estimated selling price in the ordinary course of business, less costs to sell.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The Group evaluates inventories for potential impairment based on factors, such as spoilage, obsolescence, damage and expected selling prices. When the cost of inventory exceeds its NRV, the inventory is written down to NRV, and the resulting loss is recognized in the period incurred. Such write-downs are not subsequently reversed.

Prepaid Expenses and Other Current Assets. Prepaid expenses and other current assets include payments made in advance for goods and services to be received in future periods, including supplier advances, insurance, rent, service contracts, supplies, recoverable taxes and other short-term receivables. These amounts are initially recorded at historical cost and are expensed over the period in which the related economic benefits are consumed, consistent with the matching principle. Prepaid expenses are classified as current when expected to be utilized within twelve months or the normal operating cycle, and otherwise classified as non-current. Advances related to property and equipment are recorded within property and equipment. Prepaid balances are reviewed for impairment and written off when it is determined that future economic benefits are no longer probable.

Property and Equipment. Property and equipment are recorded at cost. Costs of improvements that extend the useful life, increase capacity or improve service potential of an asset are capitalized. Costs for normal repairs and maintenance are expensed as incurred.

Depreciation begins when the asset is available for its intended use. Depreciation is recorded using the straight-line method over the assets’ estimated useful lives, which are generally as follows:

Useful life in years
Buildings and improvements	30 to 60 years
Equipment	3 to 13 years
Furniture and fixtures	3 to 13 years
Other	3 to 13 years

The estimation of useful lives of property and equipment involves judgment and is based on management’s experience with similar assets. The future economic benefits of these assets are consumed primarily through use; however, factors such as technical or commercial obsolescence and physical deterioration may also reduce the economic benefits expected to be derived from the assets.

Management reviews the useful lives of assets based on their current technical condition and the expected period over which the assets are anticipated to generate economic benefits for the Group. Key factors considered include:

(a)	the expected pattern of use of the assets;

(b)	expected physical wear and tear, which depends on operating conditions and maintenance programs; and

(c)	technical or commercial obsolescence arising from changes in market or industry conditions.

Subsequent expenditure is capitalized only when it is probable that future economic benefits will flow to the Group and the cost can be reliably measured.

Property and equipment are derecognized upon disposal or when no future economic benefits are expected, and the difference between disposal proceeds and carrying amount is recognized in profit or loss within other income or expense.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets. Impairment of long-lived assets is assessed whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability is first assessed by comparing the carrying amount of the asset or asset group with the estimated future undiscounted cash flows expected to result from its use and eventual disposition. If the carrying amount exceeds the undiscounted cash flows, the asset is considered not recoverable and an impairment loss is recognized. The impairment loss is measured as the excess of the carrying amount over the asset’s fair value, which is generally determined using discounted cash flow techniques or other valuation methods. Following recognition of an impairment loss, the adjusted carrying amount becomes the new cost basis and is depreciated over the remaining useful life. The Group periodically reviews the estimated useful lives of its long-lived assets to ensure they remain appropriate based on renovation requirements, maintenance practices and brand standards. Long-lived assets classified as held for sale are measured in accordance with the lower of carrying amount or fair value less costs to sell.

Accounts Payable and Other Liabilities. Accounts payable are recognized when the Group receives goods or services from a counterparty in accordance with the terms of the underlying arrangement. Accounts payable are initially recorded at the invoiced amount, which approximates their transaction price at recognition. Accounts payable are subsequently measured at amortized cost when a significant financing component exists; otherwise, they are carried at their invoiced amount. Accounts payable are derecognized when the related obligation is settled, cancelled or otherwise legally extinguished.

Accrued expenses and other liabilities primarily consist of royalty accruals, accrued employee salaries, utilities and other operating expenses incurred but not yet invoiced.

Contract Liabilities. Contract liabilities represent the Group’s obligation to transfer goods or services to a customer for which consideration has been received in advance or is otherwise due prior to revenue recognition. These primarily include advance deposits received for hotel accommodations, food and beverage services, event services and rental of facilities and office spaces.

Contract liabilities are recognized when:

●	cash is received in advance of performance, or

●	amounts billed exceed revenue recognized based on satisfaction of performance obligations.

Revenue is recognized from contract liabilities when (or as) the related performance obligations are satisfied, which generally occurs over the duration of a guest stay, event period or rental term.

Advance deposits may be refundable or non-refundable depending on contractual terms. Refundable deposits are generally returned upon cancellation within the specified cancellation period. Non-refundable deposits are recognized as revenue when the related services are provided or when the Group’s right to consideration becomes unconditional in accordance with ASC 606.

Unsatisfied performance obligations. The Group has elected the practical expedient under ASC 606 for contracts with an original expected duration of one year or less. Due to the short-term nature of its contracts, which primarily consist of hotel accommodations, events and related services, the Group’s remaining performance obligations are generally expected to be satisfied within 12 months. Accordingly, the Group does not disclose quantitative information about remaining performance obligations for these contracts.

Loans Payable. Loans payable are financial liabilities measured at amortized cost. They are initially recognized at the proceeds received, net of directly attributable debt issuance costs. Debt issuance costs are amortized to interest expense over the term of the related borrowings using the effective interest method.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

If the Group violates a covenant under a loan agreement at or before the reporting date, and the violation gives the lender the right to demand repayment on demand, the related liability is classified as current, even if the lender waives the breach after the reporting date but before the combined financial statements are issued. This is because, at the reporting date, the Group does not have an unconditional right to defer settlement for at least twelve months after that date.

Loans payable are derecognized when the obligation is extinguished, i.e., when the contractual obligation is discharged, cancelled or expires.

Commitments and Contingencies. The Group enters into various contractual arrangements in the normal course of operating its hotel and exhibition properties. These commitments include, but are not limited to, non-cancelable purchase agreements for food and beverage supplies and operating materials; utility, maintenance, cleaning, security, and facility management contracts; construction, renovation, and capital improvement contracts; and service contracts related to hotel management, franchise agreements, reservation and marketing systems, and exhibition and event operations. Such arrangements are not recognized in the combined financial statements until the related goods or services are received in accordance with ASC 440, Commitments.

The Group also evaluates loss contingencies in accordance with ASC 450, Contingencies, and recognizes a liability when a loss is probable and reasonably estimable, or discloses the nature and estimated range of possible loss when a loss is reasonably possible but not probable or cannot be reasonably estimated. Contingencies may arise from guest claims, employee matters, vendor and contractor disputes, tax and regulatory matters, and obligations arising from hotel and exhibition operations.

Financial Guarantees. In accordance with ASC 460, financial guarantee-related liability is not recognized when the Group issues a financial guarantee to a third party in respect of a loan obtained by the Group’s related party, which is outside of the Group but under the ultimate control of the same UBO.

Revenue Recognition. The Group recognizes revenue in accordance with ASC 606, when control of goods or services is transferred to customers, in an amount that reflects the consideration expected to be received. The Group’s contracts generally have short durations and do not include significant variable consideration, complex financing components or frequent contract modifications. Revenue is presented net of taxes collected on behalf of governmental authorities. Payments are typically received in advance or at the time services are rendered.

The Group offers discounted rates through established pricing programs, including for loyalty members, advance bookings, and customers meeting defined credit criteria. These discounts are customary, non-discretionary, and are accounted for as reductions of the transaction price, with revenue recognized net of such discounts. The impact of loyalty programs is not material to the Group’s combined financial statements.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Revenue is disaggregated by major revenue streams, as described in the table below:

Major revenue streams	Revenue recognition

Room (accommodation)	Room revenue relates to the provision of lodging services. Revenue is recognized over time, on a daily basis, as rooms are occupied. Where bookings include breakfast, the transaction price is allocated between lodging and breakfast based on the residual approach. For non-refundable bookings, revenue is recognized when the stay occurs or when cancellation or no-show rights lapse. Loyalty programs provide customers with a material right; therefore, a portion of the transaction price is deferred and recognized when points are redeemed or expire.

Events	Events revenue includes venue rental and related services such as catering, equipment rental and event support services. These services are considered a single performance obligation and revenue is recognized over time, typically on a straight-line basis over the event period.

Food and beverage	Food and beverage revenue includes restaurant, room service, minibar and bar sales. Revenue is recognized at a point in time when goods are delivered and services are rendered.

Other services	Other services include laundry, spa, gym, parking and rental of facilities and office spaces. Revenue is generally recognized at a point in time when the service is rendered, except for services such as space rental, which is recognized over time as the customer simultaneously receives and consumes the benefits.

	Years Ended December 31,
(in thousands)	2025	2024
Room (accommodation)	$18,368	$18,949
Events	14,231	9,356
Food, beverage and other	10,311	6,868
Total revenue	$42,910	$35,173

Cost of Sales. Cost of sales primarily consists of expenses directly associated with providing hospitality services and managing the exhibition center. These costs include labor and related employee benefits for operational staff, food and beverage costs, guest supplies, laundry and cleaning services, depreciation, directly attributable taxes, royalty expenses, and other direct expenses incurred in delivering services. These costs are recognized as incurred in the period to which they relate.

Selling, General and Administrative Expenses (“SG&A”). SG&A expenses consist of costs not directly attributable to providing hospitality services or operating the exhibition center. These expenses include corporate and administrative salaries and related employee benefits, marketing and advertising costs, professional and consultancy fees, office and IT expenses, insurance and other general overhead costs. SG&A expenses are recognized as incurred in the period to which they relate.

Employee Benefits. Employee benefits comprise wages, salaries, contributions to Uzbekistan state pension and social insurance funds, paid annual and sick leave and bonuses. These costs are accrued in the year in which the Group’s employees render the associated services. The Group participates in a statutory defined contribution scheme and does not have any legal or constructive obligation to provide post-employment or other long-term employee benefits beyond the required statutory contributions.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Operating Segments. Operating segments are reported in a manner consistent with the internal reporting provided to the Group’s chief operating decision maker (“CODM”), who is responsible for allocating resources and assessing the performance of the segments. The Group has identified its chief operating decision maker as the parent company’s Chief Executive Officer.

The Group evaluates performance and allocates resources based on discrete operating segments that generate revenues and incur expenses from providing hospitality services and managing the exhibition center. The Group’s reportable segments are determined based on the nature of services provided and the internal management structure used for decision-making.

Segment results include revenues and expenses directly attributable to each segment, as well as allocations of certain centrally managed costs where such allocations are reasonable and consistently applied. Unallocated items primarily include corporate-level administrative expenses, financing costs, and income taxes.

Allowance for Expected Credit Losses. The Group recognizes an allowance for expected credit losses on financial assets measured at amortized cost, including accounts receivable and notes receivable, in accordance with ASC 326, Financial Instruments - Credit Losses (“CECL”). The allowance represents management’s estimate of lifetime expected credit losses and is recorded as a contra-asset, reducing the amortized cost basis of the related financial assets.

Under the CECL model, expected credit losses are estimated over the contractual term of the financial asset, adjusted for expected prepayments when applicable. The estimate incorporates relevant information about past events, current conditions, and reasonable and supportable forecasts. Key factors considered include:

●	Segmentation of financial assets into pools with similar risk characteristics;

●	Evaluation of individual exposures where risk characteristics are not shared with a pool;

●	Historical credit loss experience;

●	Current economic conditions; and

●	Reasonable and supportable forecasts, including macroeconomic indicators such as GDP growth in Uzbekistan.

For accounts receivable, the Group applies a provision matrix approach, whereby receivables are grouped into portfolios with similar risk characteristics (e.g., operating receivables and deferred sales of property) and stratified by aging categories. Historical loss rates are calculated for each aging bucket and adjusted to reflect current conditions and forward-looking information. These adjusted loss rates are applied to the corresponding aging categories to estimate expected credit losses. A receivable is considered past due when payment is not received within the contractual credit terms.

The Group generally assumes that defaulted accounts receivable will ultimately be collected, and therefore, the only economic loss associated with these balances relates to the time value of money arising from delayed settlement. Accordingly, to reflect the loss given default, the gross carrying amounts of accounts receivable in each aging bucket are discounted using the relevant interest rates published by the Central Bank of Uzbekistan. This approach captures the present-value impact of payment delays while recognizing that credit losses other than timing effects are not expected based on historical experience.

For notes receivable, the Group applies a CECL approach, incorporating counterparty-specific credit risk, past due status, credit quality indicators, and industry and geographic risk factors. Loss given default assumptions are based on available recovery data, including external benchmarks where appropriate.

Financial assets are written off when they are deemed uncollectible and all reasonable collection efforts have been exhausted. Write-offs are recorded against the allowance for expected credit losses. Recoveries of amounts previously written off are recognized in profit or loss when received.

The Group updates its estimate of expected credit losses at each reporting date using the best available information. Due to the use of forward-looking assumptions, including macroeconomic forecasts and customer payment behavior, actual results may differ from those estimates.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

In accordance with ASC 326-20-50-13, the Group discloses a roll forward of the allowance for credit losses, including the beginning balance, current-period provision, write-offs, recoveries, and ending balance. Because these inputs require management judgment and are inherently uncertain, changes in assumptions, particularly those related to economic conditions or customer payment patterns, may result in material adjustments to the allowance for credit losses in future periods. The Group updates its CECL estimates at each reporting date using the best available information.

Income Taxes. The Group accounts for income taxes in accordance with ASC 740 Income Taxes. Income tax expense comprises current and deferred tax. Income tax is recognized in the combined statement of operations, except to the extent it relates to items recognized directly in equity or other comprehensive income.
Current income tax expense represents the amount of income taxes payable or recoverable in respect of the taxable profit or loss for the current period, based on enacted tax rates and laws in the Republic of Uzbekistan where the Group operates.

Deferred income taxes are recognized using the asset and liability method for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods when the temporary differences are expected to reverse. Deferred tax assets are recognized for deductible temporary differences, net operating loss carryforwards, and tax credit carryforwards, to the extent that it is more likely than not (a likelihood of greater than 50 percent) that taxable income will be available against which these amounts can be utilized.

A valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized. The Group evaluates both positive and negative evidence, including historical results and projections of future taxable income, in assessing the need for a valuation allowance.

Deferred tax assets and liabilities are presented as non-current in the combined balance sheet and are offset when they relate to the same tax jurisdiction.

Uncertain tax positions. The Group evaluates uncertain tax positions in accordance with the recognition and measurement guidance for income taxes. Tax positions are recognized only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Recognized tax positions are measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. The Group recognizes interest and penalties related to uncertain tax positions, if any, within income tax expense.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

3.	Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The guidance was issued in response to requests from investors for companies to disclose more information about their financial performance at the segment level. The ASU does not change how a public entity identifies its operating segments, aggregates them or applies the quantitative thresholds to determine its reportable segments. The standard requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis, and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that were previously required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures previously required under ASC 280. The Group adopted the standard on the required effective date for the financial statements issued for the annual reporting periods beginning on January 1, 2024. The adoption of the new guidance did not have an impact on the Group’s combined financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The Group adopted the standard on the required effective date for the Group’s combined financial statements issued for annual reporting periods beginning on January 1, 2025. The adoption of this guidance did not have a material impact on the footnotes to the Group’s combined financial statements and had no impact on the Group’s combined financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements, Amendments to Remove References to the Concepts Statements. The Conceptual Framework establishes concepts that the FASB considers in developing standards. The ASU was issued to remove references to the Conceptual Framework in the Codification. The FASB noted that references to the Concepts Statements in the Codification could have implied that the Concepts Statements are authoritative. Also, some of the references removed were to Concepts Statements that are superseded. The Group adopted the standard on the required effective date beginning on January 1, 2025, using a prospective transition method for all new transactions recognized on or after the effective date. The adoption of this guidance did not have a material impact on the Group’s combined financial statements.

4.	New Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The standard improves financial reporting and responds to investor input that additional expense detail is fundamental to understanding the performance of an entity, assessing its prospects for future cash flows, and comparing its performance over time and with that of other entities. The new guidance requires public business entities to disclose in the notes to financial statements specified information about certain costs and expenses at each interim and annual reporting period. Specified expenses, gains or losses that are already disclosed under existing U.S. GAAP will be required by the ASU to be included in the disaggregated income statement expense line item disclosures, and any remaining amounts will need to be described qualitatively. The new guidance will become effective for the Group’s combined financial statements issued for annual reporting periods beginning on January 1, 2027 and interim reporting periods beginning on January 1, 2028, will require either prospective or retrospective presentation, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The standard revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. The amendments differ from current U.S. GAAP because, for certain transactions, they replace the requirement that the primary beneficiary of a VIE is always the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

4.	New Accounting Pronouncements (Continued)

Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity.

The ASU does not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance will become effective for interim and annual reporting periods beginning on January 1, 2027, will require a prospective transition method for business combinations that occur after the initial adoption date, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The guidance clarifies the current interim disclosure requirements and their applicability. The ASU is intended to address feedback from stakeholders that the current guidance is difficult to navigate. The amendments do not change the fundamental nature or expand or reduce the disclosure requirements of interim reporting. The ASU creates a comprehensive list of interim disclosures required under U.S. GAAP and incorporates a disclosure principle that requires disclosures at interim periods when an event or change that has a material effect on an entity has occurred since the previous year end. The new guidance will become effective for the Group beginning on January 1, 2028, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The guidance clarifies, corrects errors in or makes other improvements to a variety of topics in the Codification that are intended to make it easier to understand and apply. The amendments apply to all reporting entities in the scope of the affected accounting guidance. The new guidance will become effective for the Group beginning on January 1, 2027, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

SEC Rule on Climate-Related Disclosures. In March 2024, the SEC adopted final rules relating to the Enhancement and Standardization of Climate-Related Disclosures for Investors, which would require registrants to provide climate-related disclosures in a note to their audited financial statements. The disclosures under the final rules would include certain effects of severe weather events and other natural conditions, including the aggregate amounts and where in the financial statements they are presented. If carbon offsets or renewable energy credits or certificates (“RECs”) are deemed a material component of the registrant’s plans to achieve its disclosed climate-related targets, registrants would be required to disclose information about the offsets and RECs. Registrants would also be required to disclose whether and how (1) exposures to risks and uncertainties associated with, or known impacts from, severe weather events and other natural conditions and (2) any disclosed climate-related targets or transition plans materially impacted the estimates and assumptions used in preparing the financial statements. Finally, registrants would be required to disclose additional contextual information about the above disclosures, including how each financial statement effect was derived and the accounting policy decisions made to calculate the effects, for the most recently completed fiscal year and, if previously disclosed or required to be disclosed, for the historical fiscal year for which audited combined financial statements are included in the filing. In April 2024, the SEC released an order staying the rules pending judicial review of all of the petitions challenging the rules, and in March 2025, the SEC voted to end its defense of the rules. Absent these developments, the rules would have been effective for the Group upon its registration under the Exchange Act on January 6, 2025, and phased in starting in 2027. Management is continuing to monitor the developments pertaining to the rules and any resulting potential impacts on the Group’s combined financial statements.

The Group’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Group’s combined financial statements.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

5.	Segment Information

The CODM is the Group’s parent company’s Chief Executive Officer, who, together with senior management, regularly reviews the operating results of the hospitality and exhibition segments. Segment performance is evaluated primarily based on segment revenues and operating results prepared in accordance with the Group’s internal accounting policies used for management reporting. The CODM uses these segment results to assess profitability and operating efficiency, compare performance across periods, determine annual operating budgets, approve capital expenditures and allocate financial and human resources between segments. Segment results are presented on the same basis as the information provided to the CODM. A reconciliation of total segment profit or loss to combined profit or loss prepared in accordance with GAAP is presented below.

The Group has identified two reportable segments, which reflect the manner in which the CODM evaluates performance and allocates resources. These segments are determined based on the nature of the Group’s services, the internal organizational structure and the distinct economic characteristics of each business activity as reflected in internal reporting provided to the CODM.

●	Hospitality — operation of two hotel properties and provision of related accommodation and guest services.

●	Exhibition — operation of an exhibition center used for hosting international and domestic exhibitions and events.

The hospitality segment comprises revenues from all four revenue streams, while the exhibition segment includes revenues from events and related services.

	Hospitality		Exhibition		Total
	Years Ended December 31,		Years Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024	2025	2024
Revenue	$35,913	$35,011	$7,022	$2,885	$42,935	$37,896
Cost of sales	(21,885)	(17,706)	-	-	(21,885)	(17,706)
Gross profit	14,028	17,305	7,022	2,885	21,050	20,190
Selling, general and administrative expenses	(3,395)	(3,187)	(1,465)	(791)	(4,860)	(3,978)
Other operating income	3,011	1,157	3	-	3,014	1,157
Other operating expenses	(11,027)	(9,054)	(5,062)	(2,606)	(16,089)	(11,660)
Operating income	2,617	6,221	498	(512)	3,115	5,709
Interest income	276	3	-	-	276	3
Interest expense	(2,792)	(2,997)	-	-	(2,792)	(2,997)
Net foreign exchange gain/(loss)	2,416	(1,869)	1	(10)	2,417	(1,879)
Other	23	-	-	-	23	-
Income/(loss) before income taxes	2,540	1,358	499	(522)	3,039	836
Income tax expense	(24)	(71)	(77)	-	(101)	(71)
Net income/(loss) in accordance with local GAAP	$2,516	$1,287	$422	$(522)	$2,938	$765

NOTES TO THE COMBINED FINANCIAL STATEMENTS

5.	Segment Information (Continued)

	Hospitality		Exhibition		Total
	Years Ended December 31,		Years Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024	2025	2024
US GAAP adjustments not
allocated to segments
Revenue	$(25)	$(2,723)	$-	$-	$(25)	$(2,723)
Cost of sales	4,222	1,780	(3,144)	(2,191)	1,078	(411)
Selling, general and administrative expenses	634	127	1,171	513	1,805	640
Provision for bad debts, net	(369)	(4)	-	-	(369)	(4)
Loss on classification as held for sale	-	(1,340)	-	-	-	(1,340)
Other operating expenses, net	7,588	7,430	4,255	2,068	11,843	9,498
Interest income	722	271	-	-	722	271
Interest expense	(136)	(137)	-	-	(136)	(137)
Other expenses, net	(1,109)	(724)	-	-	(1,109)	(724)
Net foreign exchange gain/(loss)	17	(155)	-	-	17	(155)
Income tax expense	(1,840)	(779)	(560)	(349)	(2,400)	(1,128)

Combined net income/(loss) in accordance with US GAAP	$12,220	$5,033	$2,144	$(481)	$14,364	$4,552

Hospitality segment. The hospitality segment comprises the hotel operations of AKFA DREAM WORLD LLC in Tashkent, operating under a franchise agreement with the Hilton brand, and CULTURAL LANDMARK HOTEL LLC in Bukhara, operating under a franchise agreement with the Wyndham brand. Both entities are wholly owned and managed locally, under the Parent’s oversight. The segment includes revenues and expenses related to room operations, food and beverage services, events, recreation, rental of hotel spaces and other hotel-related services.

Exhibition segment. The exhibition segment includes the activities of CAEX LLC, which manages commercial renting and organizes international and domestic exhibitions and events.

6.	Accounts Receivable, net

	December 31,
(in thousands)	2025	2024
Accounts receivable	$4,250	$1,251
Less: allowance for credit losses	(390)	(152)
Total accounts receivable, net	$3,860	$1,099

The following table shows the movements in the allowance for expected credit losses during the years ended December 31, 2025 and 2024:

(in thousands)	2025	2024
Balance at beginning of year	$152	$227
Provision for bad debts	217	8
Recoveries	-	(84)
Currency translation difference	21	1
Balance at end of year	$390	$152

NOTES TO THE COMBINED FINANCIAL STATEMENTS

7.	Notes Receivable

As of December 31, 2025 and 2024, notes receivable consisted of the following:

	December 31,
(in thousands)	2025	2024
SKY EVENTS LLC (1)	$5,061	$6,565
Other	29	16
Less: allowance for credit losses	(68)	(79)
Total notes receivable, net	$5,022	$6,502

(1)

During 2024–2025, the Group issued interest-free short-term notes receivable to SKY EVENTS LLC totaling $9,785 thousand, with maturity extended to December 31, 2026. The notes were initially recognized at the amount funded, net of any loan origination costs or fees, with subsequent modifications, resulting in day-one losses of $1,108 thousand and $724 thousand recognized in other expenses during 2025 and 2024, respectively. The discount is amortized as interest income over the term.

As of December 31, 2025, the carrying amount was $5,061 thousand compared to a face value of $6,214 thousand. Repayments of principal and interest during 2025 and 2024 amounted to $2,333 thousand and $1,285 thousand, respectively.

The following table shows the movements in the allowance for expected credit losses during the years ended December 31, 2025 and 2024:

(in thousands)	2025	2024
Balance at beginning of year	$79	$-
Provision for bad debts	-	80
Recoveries	(16)	-
Currency translation difference	5	(1)
Balance at end of year	$68	$79

As of December 31, 2025, none of the Group’s notes receivable were past due.

8.	Prepaid Expenses and Other Current Assets

	December 31,
(in thousands)	2025	2024
Prepaid other taxes	$645	$1,385
Advances to vendors	423	341
General operating supplies	380	561
Others	219	777
Total prepaid expenses and other current assets	$1,667	$3,064

NOTES TO THE COMBINED FINANCIAL STATEMENTS

9.	Property and Equipment, net

	December 31,
(in thousands)	2025	2024
Buildings and improvements	$98,308	$105,132
Equipment	4,947	4,483
Furniture and fixtures	6,645	6,113
Other	3,580	12,920
	113,480	128,648
Less: accumulated depreciation	(17,887)	(13,347)
Total property and equipment, net	$95,593	$115,301

For the years ended December 31, 2025 and 2024, the Group recognized depreciation expense of $3,995 thousand and $3,806 thousand, respectively, in the combined statements of operations. Refer to Note 13 for information on the Group’s pledged property and equipment.

In 2025, proceeds from sale of property and equipment in the statements of cash flows primarily relate to the sale of two buildings to MILENIO LLC, a related party, for consideration of $16,279 thousand. During 2025 and 2024, additions from related parties amounted to $4,516 thousand and $17,568 thousand, respectively. Below is a detailed breakdown of additions from related parties:

	Years ended December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	$4,516	$17,562
CENTRAL ASIAN UNIVERSITY LLC	-	6
Total additions from related parties	$4,516	$17,568

Additionally, during 2025, a refund of construction advances made amounting to $4,667 thousand was received from DISCOVER INVEST LLC.

10.	Accounts Payable and Other Liabilities

	December 31,
(in thousands)	2025	2024
Current
Accounts payable	$1,709	$2,034
Accrued payroll and employee benefits	419	335
Other liabilities	150	132
Total accounts payable and other liabilities	$2,278	$2,501
Non-current
Long-term deferred income	176	181
Commission payable on borrowings	78	111
Total accounts payable and other liabilities	$254	$292

Long-term deferred income represents a long-term part of the year-end balance of an advance payment of $500 thousand received in 2020 by the Group under a licensing agreement with Hilton Global. The advance payment is amortized on a straight-line basis over 25 years. As the payment relates to future rights and services to be provided over the contract term, the unamortized balance is presented in the combined balance sheets until recognized in profit or loss within other income.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

11.	Contract Liabilities

The following table summarizes the activity of contract liabilities during the years ended December 31, 2025 and 2024:

(in thousands)	2025	2024
Balance at beginning of year	$2,295	$426
Increase due to consideration received in advance	2,640	2,295
Revenue recognized from beginning contract liabilities	(2,295)	(426)
Balance at end of year	$2,640	$2,295

Contract liability balances as of December 31, 2025 and 2024, presented in the table above, include balances with related parties of $138 thousand and $15 thousand, respectively (see Note 22).

The Group estimates that the contract liabilities will be recognized as revenue within one month after the end of the respective reporting year. Advances from customers represent predominantly payments received for room, events and rentals.

12.	Other Taxes Payable

	December 31,
(in thousands)	2025	2024
VAT payable	$786	$243
Payroll tax payable	66	10
Other	170	89
Total other taxes payable	$1,022	$342

13.	Loans Payable

	December 31,
(in thousands)	2025	2024
Loans from HBK	$35,186	$39,246
Less: current maturities of loans payable	(14,705)	(8,569)
Total loans payable	$20,481	$30,677

As of December 31, 2025, and 2024, loans payable consist of the loans from Halyk Bank of Kazakhstan (“HBK”), denominated in $, bearing interest at 7.5% p.a. and maturing on September 15, 2028.

In accordance with the loan agreements with HBK, the Group’s loans are secured by ADW’s property and equity interests in ADW, as disclosed in the following table:

(In thousands)

				December 31
Lender	Borrower	Secured by	Nature of collateral	2025	2024
HBK	ADW	Collateral	Building and property	$50,271	$71,637
HBK	ADW	Collateral	Share in AKFA DREAM WORLD LLC	7,012	7,012

NOTES TO THE COMBINED FINANCIAL STATEMENTS

13.	Loans Payable (Continued)

As of December 31, 2025, the aggregate maturities for loans payable, assuming all extension options available in agreements are exercised, are as follows:

Year	(in thousands)
2026	$14,705
2027	10,239
2028	10,242
Total loans payable	$35,186

14.	Long-Lived Asset Held for Sale and Advance Received

In December 2024, the Group received an advance consideration of $18,818 thousand inclusive of VAT of $2,016 thousand related to the planned sale of its administrative building (the “AKFA Office”).

As of December 31, 2024, the Group classified the AKFA Office as a disposal group held for sale in accordance with ASC 360-10-45-9. Accordingly, the asset was reclassified from property and equipment to long-lived assets held for sale.

The carrying amount of the AKFA Office of $18,142 thousand was written down to its fair value less costs to sell of $16,802 thousand resulting in a loss on classification as held for sale of $1,340 thousand recognized in profit or loss for 2024.

The sale of the AKFA Office was completed in March 2025.

15.	Contributed Capital

TEG SPV LLC was established as the Group’s holding company in October 2025 with contributed capital of $43,287 thousand. On June 1, 2026, the parent company made a non-cash capital contribution of $41,062 thousand to TEG SPV LLC, increasing the holding company’s contributed capital to $84,349 thousand. For purposes of these combined financial statements, the holding company’s contributed capital has been presented retrospectively as if the current capital structure had been in place since January 1, 2024.

(in thousands)	December 31, 2025
TOURISM AND ENTERTAINMENT GROUP LLC	$84,349
WELLMORE LLC	0
Effect of combining the Group’s other entities	(238)
Currency transaction difference	(1,813)
Total contributed capital	$82,298

The contributed capital is allocated to each legal entity based on its registered ownership interests. TOURISM AND ENTERTAINMENT GROUP LLC, as the parent, holds substantially all of the Group’s contributed capital, with WELLMORE LLC holding a nominal ownership interest to comply with local corporate law requirements.

From time to time, the Group pays expenses on behalf of the UBO. These amounts are recorded as owner distributions in the combined statements of changes in equity. During the years ended December 31, 2025 and 2024, owner distributions amounted to $10,728 thousand and $6,885 thousand, respectively. The 2025 distributions comprised cash distributions of $10,346 thousand and noncash distributions of $382 thousand.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

16.	Cost of Sales

	Years Ended December 31,
(in thousands)	2025	2024
Employee compensation and benefits	$6,006	$5,150
Operating supplies and consumables	4,891	4,731
Depreciation expense	3,870	3,510
Taxes other than income tax	2,140	1,019
Royalty expense	1,382	1,133
Utilities expense	1,099	1,179
Other	1,419	1,395
Total cost of sales	$20,807	$18,117

17.	Selling, General and Administrative Expenses

	Years Ended December 31,
(in thousands)	2025	2024
Employee compensation and benefits	$1,398	$1,213
Advertising expense	820	1,052
Other taxes	246	248
Depreciation expense	39	36
Other	552	789
Total selling, general and administrative expenses	$3,055	$3,338

18.	Income Taxes

(a)	Components of income tax (expense) / benefit

	Years Ended December 31,
(in thousands)	2025	2024
Current tax expense	$(1,970)	$(1,374)
Deferred tax (expense)/ benefit	(531)	175
Income tax expense for the year	$(2,501)	$(1,199)

NOTES TO THE COMBINED FINANCIAL STATEMENTS

18.	Income Taxes (Continued)

(b)	Income tax reconciliation

The income tax rate applicable to the Group’s 2025 and 2024 income was 15%. A reconciliation between the theoretical and actual tax charges is provided below:

		Years Ended December 31,
(in thousands)%		2025	%	2024
Income before income taxes		$16,865		$5,751
Theoretical tax charge at statutory rate of Tax effect of items which are not deductible or assessable for taxation purposes:	15%	(2,530)	15%	(863)
- Non-deductible expenses	1%	(241)	7%	(391)
- Other	(2)%	270	(1)%	55
Income tax expense for the year		$(2,501)		$(1,199)

Hilton Tashkent was granted an exemption from all types of taxes, including value-added tax and income tax, under a secret Presidential Decree issued in 2017 in relation to its construction and operation. The tax exemption was valid through 1 January 2025.

Hilton Tashkent commenced operations in late 2019 and began applying the tax incentive in 2020. Hilton Tashkent applied the value-added tax exemption available under the decree from the commencement of its operations; however, it did not apply the income tax exemption. This was due to the absence of taxable income and the existence of accumulated tax losses in the periods up to 2020. Under the general principles of Uzbek tax legislation, tax incentives granted by law or decree represent a right of the taxpayer rather than an obligation.

(c)	Deferred taxes analyzed by type of temporary difference

The Group measures and recognizes current income tax payable and the tax bases of assets and liabilities in accordance with the tax legislation of the Republic of Uzbekistan. The Group is subject to certain permanent tax differences arising from the non-deductibility of specific expenses and from certain types of income that are not subject to taxation. Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

18.	Income Taxes (Continued)

Temporary differences as of December 31, 2025 and 2024, primarily relate to differences in the methods and timing of income and expense recognition, as well as temporary differences arising from differences in the tax bases of certain assets and liabilities. The tax effect of movements in these temporary differences is presented in detail below:

(in thousands)	December 31, 2025	(Charged)/ credited to profit or loss	Currency translation difference	December 31, 2025	(Charged)/ credited to profit or loss	Currency translation difference	January 1, 2024
Tax effect of deductible/(taxable) temporary differences
- Property and equipment, net	$(107)	$(19)	$(8)	$(80)	$(14)	$4	$(70)
- Inventories	49	10	3	36	6	(1)	31
- Accounts receivable	(328)	(346)	(10)	28	(37)	(3)	69
- Notes receivable	446	87	29	330	112	(13)	231
- Prepaid expenses and other current assets	(46)	(33)	(2)	(11)	19	1	(31)
- Accounts payable and other liabilities	35	(1)	(1)	37	27	2	8
- Loans payable	(5)	17	(1)	(21)	(40)	-	19
- Contract liabilities	-	(107)	3	104	102	(3)	5
- Recorded tax losses	-	(139)	4	135	-	(7)	142
Net deferred tax asset/(liability)	44	(531)	17	558	175	(20)	404
Recognized deferred tax asset	530	114	17	670	266	7	505
Recognized deferred tax liability	(486)	(645)	-	(112)	(91)	(27)	(101)
Net deferred tax asset/(liability)	$44	$(531)	$17	$558	$175	$(20)	$404

19.	Commitments and Contingencies

Financial guarantees. In March 2025, the Group guaranteed the obligations of a related party under a $100,000 thousand term facility agreement entered into with HBK. In addition, the Group repledged ADW’s same property, as disclosed in Note 13. The related party is under common control with the Group’s UBO but is not included within the Group. The Group does not receive consideration for issuing the guarantee and has no recourse against the related party in the event that any amounts are required to be paid under the arrangement.

Under the terms of the guarantee, the Group, together with certain other entities under common control, is jointly and severally liable in the event that the related party fails to meet its obligations under the facility. The guarantee remains in effect through December 31, 2031. The maximum potential future payments under the guarantee are $100,000 thousand, plus any accrued interest, fees and penalties under the terms of the facility.

No liability has been recognized in respect of this guarantee as of the inception date or at December 2025 in accordance with the Group’s accounting policy.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

19.	Commitments and Contingencies (Continued)

Tax contingencies. Tax, currency and customs legislation in Uzbekistan in effect at the reporting date is subject to varying interpretations and may be applied inconsistently by tax authorities. As a result, management’s interpretations of applicable legislation, including the application of tax incentives, withholding taxes, VAT matters and other tax regulations, as well as the supporting documentation maintained by the Group, may be challenged and positions taken by the Group may be subject to review, which could result in the assessment of additional taxes, penalties and interest.

Tax authorities may generally review tax filings for a period of three calendar years following the end of the tax period in which the liability arose; however, under certain circumstances, earlier periods may also be subject to examination.

Management evaluates uncertain tax positions in accordance with GAAP and recognizes the effect of tax positions only when such positions are more likely than not to be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Management believes that its interpretation of applicable legislation, including administrative practices and precedents, is appropriate and that the Group’s tax positions will be sustained if examined and, accordingly, no provisions for uncertain tax positions have been recognized as of December 31, 2025 and 2024. Administrative practices and precedents represent situations in which a tax position could be considered a technical violation of tax law, but it is widely known, well understood, and a consistent practice of the taxing authority (with full knowledge of the position being taken) to nonetheless accept the position. Management does not expect the resolution of any potential tax examinations to have a material adverse effect on the Group’s financial position, results of operations and cash flows.

20.	Financial Risk Management

The Group is exposed to financial, operational and legal risks arising in the normal course of business. Financial risks include market risk (comprising foreign currency risk, interest rate risk and other price risk), credit risk, and liquidity risk. The primary objective of financial risk management is to establish appropriate risk limits and ensure ongoing compliance with those limits. Operational and legal risk management focuses on maintaining effective internal policies and procedures designed to mitigate such risks.

Concentration of credit risk and major customers. During 2025, revenue from customer, SKY EVENTS LLC represented approximately 12% ($5,031 thousand) of the Group’s total revenue. This revenue was generated within the hospitality segment.

As of December 31, 2025, SKY EVENTS LLC accounted for approximately 9% ($373 thousand) of the Group’s total accounts receivable and approximately 19% ($4,993 thousand) of total notes receivable.

The Group is exposed to concentration risk to the extent that a significant portion of its revenue and receivables is attributable to a single customer.

Exposure to currency risk. The Group is exposed to currency risk primarily due to:

●	Purchases of raw materials and equipment denominated in $ and EUR;

●	$-denominated loans payable;

Fluctuations in the UZS/$ and EUR exchange rates may materially affect the Group’s financial position and results of operations.

Management monitors currency risk through:

●	Regular assessment of foreign currency–denominated monetary assets and liabilities

●	Forecasting of cash flows in foreign currencies

●	Monitoring of macroeconomic developments in Uzbekistan

●	Evaluation of natural hedges within the business model

NOTES TO THE COMBINED FINANCIAL STATEMENTS

20.	Financial Risk Management (Continued)

Foreign currency–denominated monetary assets and liabilities

As of December 31, 2025 and 2024, the Group’s monetary assets and liabilities denominated in foreign currencies were as follows:

(in thousands)	Monetary financial assets	Monetary financial liabilities	Net exposure
December 31, 2025
US Dollars	$3,434	$(35,848)	$(32,414)
EURO	7	(152)	(145)
Total	$3,441	$(36,000)	$(32,559)

December 31, 2024
US Dollars	208	(39,757)	(39,549)
EURO	6	(134)	(128)
Total	$214	$(39,891)	$(39,677)

Interest rate risk. Changes in interest rates primarily affect the Group’s loans payable and loans receivable, influencing their fair value (for fixed-rate instruments).

The Group does not maintain a formal policy regarding the proportion of fixed-rate versus variable-rate exposure. When entering into new loans payable or lending arrangements, management evaluates whether a fixed or variable rate is more advantageous over the expected term of the instrument.

As of December 31, 2025 and 2024, the Group did not have financial assets or liabilities with variable interest rates.

Credit risk. Credit risk represents the risk of financial loss to the Group if a counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises from accounts receivable, other receivables, notes receivable and cash and cash equivalents. The maximum exposure to credit risk is represented by the carrying amounts of financial assets reported in the combined balance sheets.

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities as they fall due. The Group’s approach to liquidity management is to maintain sufficient liquidity to meet its obligations under both normal and stressed conditions without incurring unacceptable losses or damaging its reputation.

21.	Fair Value Disclosures

The Group defines fair value based on the price that would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Group uses a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:

●	Level 1 - Quoted prices for identical assets or liabilities in active markets that the entity has the ability to access.

●	Level 2 - Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

21.	Fair Value Disclosures (Continued)

The Group has estimated the fair value of its financial and non-financial instruments using available market information and valuation methodologies it believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that would be realized upon disposition.

The carrying amounts of the Group’s cash and cash equivalents, accounts receivable and notes receivable as well as accounts payable and other payables, loans payable approximate their fair values.

22.	Related Party Transactions and Balances

The Group identifies related parties in accordance with ASC 850, including the parent company, entities under common control and key management personnel. Amounts due to or from related parties are recognized as receivables or payables and measured at their carrying amounts. The Group discloses the nature of the relationship, the types and amounts of transactions, and outstanding balances.

Parties are considered related if one party controls, is controlled by, or is under common control with the other party, or has significant influence over the other party. Related party relationships are evaluated based on the substance of the relationship rather than solely its legal form.

The major related parties and their relationship with the Group, and the nature of their services provided to the Group, are summarized as follows:

Individual / entity name	Relationship with the Group	Major transactions with the Group
Mr. Jakhongir Abidovich Artikkhodjaev	UBO	Capital contribution, dividend distribution.
TOURISM AND ENTERTAINMENT GROUP LLC	Parent company	Loans issued
DISCOVER INVEST LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
ADW-INTERNATIONAL CONGRESS HALL LLC	Entity under the common control	Loans issued
MULTINATIONAL MINE GROUP FE LLC	Entity under the common control	Loans issued
ARTEL ELECTRONICS LLC	Entity under the common control	Hospitality
MILLIY BOG XIZMATI LLC	Entity under the common control	Hospitality
ARTEL ELECTRONICS MANUFACTURING LLC	Entity under the common control	Hospitality
ARTEL SUPPORT LLC	Entity under the common control	Hospitality
CITIZEN TRAVEL LLC	Entity under the common control	Hospitality
RESTORAN N LLC	Entity under the common control	Hospitality
ENERGO POINT PRO LLC	Entity under the common control	Hospitality
AURUM GLOBAL GROUP FE LLC	Entity under the common control	Loans issued
NEWEXPO LLC	Entity under the common control	Loans issued
MILENIO LLC	Entity under the common control	Loans issued, sales of buildings
J-UNITED GROUP LLC	Entity under the common control	Procurement
DURABLE BETON LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
MACMERRY MANAGEMENT LP	Entity under the common control	Hospitality
OBOD SHAHAR QURISH LLC	Entity under the common control	Hospitality
ARTEL TECHNICAL SCHOOL LLC	Entity under the common control	Hospitality
EXCELLENT SWEETS STORE LLC	Entity under the common control	Hospitality
AKFA FOOD LLC	Entity under the common control	Hospitality
OCARD LLC	Entity under the common control	Hospitality
GREEN ZONE OF WORLD LLC	Entity under the common control	Hospitality

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

ARIA SUG’URTA LLC	Entity under the common control	Hospitality
CENTRAL ASIAN UNIVERSITY LLC	Entity under the common control	Hospitality
CAU EDUTAINMENT LLC	Entity under the common control	Hospitality
AKFA MEDLINE LLC	Entity under the common control	Hospitality
AKFA BUILDING MATERIALS LLC	Entity under the common control	Hospitality
ALVIERO LLC	Entity under the common control	Hospitality
SMART ILLUMINATION LLC	Entity under the common control	Hospitality
AKFA ALUMINIUM LLC	Entity under the common control	Purchase of construction materials
TELERADIOKOMPANIYA ZO’R LLC	Entity under the common control	Hospitality
CITYNET LLC	Entity under the common control	Hospitality
CHALET RESTORAN LLC	Entity under the common control	Hospitality
TEXNOGARANT LLC	Entity under the common control	Hospitality
VIVA UNIVERSAL LINE LLC	Entity under the common control	Hospitality
INSPO CARE LLC	Entity under the common control	Hospitality
MAROON TRADE LLC	Entity under the common control	Hospitality
ASIA STAR PLAZA LLC	Entity under the common control	Loans issued
ONE TEAM HOSPITALITY LLC	Entity under the common control	Hospitality
EKZOTELLA LLC	Entity under the common control	Hospitality
PROFI SOLUTIONS LLC	Entity under the common control	Hospitality
ROUTESTAR LOGISTICS LLC	Entity under the common control	Hospitality

Balances with related parties consist of:

Due from related parties:

	December 31,
(in thousands)	2025	2024
Current assets
Accounts receivable	$293	$56
Other receivables	3,431	172
Notes receivable (net of allowance for credit losses of $175 and $nil, respectively)	21,791	700
Prepaid expenses and other current assets	1,447	20
Total due from related parties	$26,962	$948
Non-current assets
Other receivables	-	195
Total due from related parties	-	$195

Below is a detailed breakdown of balances due from related parties:

Accounts receivable from related parties:

	December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	$260	$3
MILLIY BOG XIZMATI LLC	29	53
CITIZEN TRAVEL LLC	4	-
Total accounts receivable from related parties	$293	$56

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Other receivables from related parties – current portion:

	December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	$3,388	$164
RESTORAN N LLC	39	-
CENTRAL ASIAN UNIVERSITY LLC	4	4
ENERGO POINT PRO LLC	-	4
Total other receivables from related parties	$3,431	$172

Other receivables from related parties – non-current portion:

	December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	-	$195
Total other receivables from related parties	-	$195

As of December 31, 2024, due from related parties includes long-term other receivables from a related party with a carrying amount of $195 thousand, representing amounts due from DISCOVER INVEST LLC for machinery and equipment sold following the completion of the hotel’s construction phase, with settlement expected in 2026.

Notes receivable from related parties, net:

			December 31,
(in thousands)	Maturity	% p.a	2025	2024
AURUM GLOBAL GROUP FE LLC	Nov-26	14%	$13,026	$-
ADW-INTERNATIONAL CONGRESS HALL LLC	Dec-26	14%	5,226	41
Notes receivable on behalf of owner	Dec-26	Nil	2,346	602
MULTINATIONAL MINE GROUP FE LLC	Dec-26	14%	1,346	-
NEWEXPO LLC	Dec-26	Nil	15	-
ONE TEAM HOSPITALITY LLC	Dec-26	Nil	7	21
MILLIY BOG XIZMATI LLC	Apr-25	Nil	-	36
Less: allowance for credit losses			(175)	-
Total notes receivable from related parties, net			$21,791	$700

The following table shows the movements in the allowance for expected credit loss for notes receivable from related parties:

(in thousands)	2025
Balance at beginning of year	-
Provision for bad debts	168
Currency translation difference	7
Balance at end of year	$175

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Prepaid expenses and other current assets from related parties:

	December 31,
(in thousands)	2025	2024
Prepayment on behalf of owner	$1,208	-
TOURISM AND ENTERTAINMENT GROUP LLC	180	-
J-UNITED GROUP LLC	30	-
MILENIO LLC	21	20
ONE TEAM HOSPITALITY LLC	8	-
Total prepaid expenses and other current assets from related parties	$1,447	$20

Due to related parties:

	December 31,
(in thousands)	2025	2024
Current liabilities
Accounts payable and other liabilities	$1,655	$1,833
Contract liabilities	138	15
Loans payable	47	116
Total due to related parties	$1,840	$1,964

Below is a detailed breakdown of balances due to related parties:

Accounts payable and other liabilities to related parties:

	December 31,
(in thousands)	2025	2024
AKFA ASSEMBLY LLC	$542	$-
AKFA BUILDING MATERIALS LLC	446	-
ARTEL ELECTRONICS MANUFACTURING LLC	135	-
MILENIO LLC	124	231
DISCOVER INVEST LLC	91	1,354
TOURISM AND ENTERTAINMENT GROUP LLC	69	-
DURABLE BETON LLC	63	59
AKFA FOOD LLC	50	2
AKFA ALUMINIUM LLC	40	-
MACMERRY MANAGEMENT LP	39	37
OBOD SHAHAR QURISH LLC	23	21
ARTEL TECHNICAL SCHOOL LLC	10	10
EXCELLENT SWEETS STORE LLC	9	8
AKFA EXTRUSIONS LLC	5	-
EKZOTELLA LLC	4	-
MILLIY BOG XIZMATI LLC	3	2
PROFI SOLUTIONS LLC	1	-
OCARD LLC	1	-
OTHER	-	109
Total accounts payable and other liabilities to related parties	$1,655	$1,833

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Contract liabilities with related parties:

	December 31,
(in thousands)	2025	2024
ARIA SUGURTA LLC	$122	$-
MILENIO LLC	14	13
DISCOVER INVEST LLC	2	1
OTHER	-	1
Total contract liabilities with related parties	$138	$15

Loans payable to related parties:

			December 31,
(in thousands)	Maturity	% p.a	2025	2024
ASIA STAR PLAZA LLC	Dec-26	Nil	$19	$18
TOURISM AND ENTERTAINMENT GROUP LLC	Dec-26	Nil	-	69
Loans payable on behalf of owner	Dec-26	Nil	28	29
Total loans payable to related parties			$47	$116

Revenue from related parties:

	Years ended December 31,
(in thousands)	2025	2024
CITIZEN TRAVEL LLC	$59	$58
CENTRAL ASIAN UNIVERSITY LLC	53	3
CAU EDUTAINMENT LLC	32	43
RESTORAN N LLC	30	-
ARTEL ELECTRONICS MANUFACTURING LLC	25	7
AKFA MEDLINE LLC	5	-
AKFA BUILDING MATERIALS LLC	3	-
ENERGO POINT PRO LLC	2	3
ALVIERO LLC	2	-
ARTEL ELECTRONICS LLC	2	3
SMART ILLUMINATION LLC	2	-
DISCOVER INVEST LLC	2	10
AKFA ALUMINIUM LLC	1	-
TELERADIOKOMPANIYAZO’R LLC	1	-
MILLIY BOG XIZMATI LLC	1	-
OTHER	-	22
Total revenue from related parties	$220	$149

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Cost of sales with related parties:

	Years ended December 31,
(in thousands)	2025	2024
CITYNET LLC	$15	$16
OCARD LLC	12	2
CHALET RESTORAN LLC	8	-
TEXNOGARANT LLC	1	-
CITIZEN TRAVEL LLC	-	35
EXCELLENT SWEETS STORE LLC	-	23
VIVA UNIVERSAL LINE LLC	-	7
INSPO CARE LLC	-	3
MILLIY BOG XIZMATI LLC	-	3
MAROON TRADE LLC	-	3
Total cost of sales with related parties	$36	$92

Purchases of inventory and general operating supplies from related parties:

	Years ended December 31,
(in thousands)	2025	2024
OCARD LLC	14	3
GREEN ZONE OF WORLD LLC	12	1
AKFA FOOD LLC	5	6
AKFA ASSEMBLY LLC	2	-
MAROON TRADE LLC	-	2
MILENIO LLC	-	177
EXCELLENT SWEETS STORE LLC	-	14
VIVA UNIVERSAL LINE LLC	-	7
MILLIY BOG XIZMATI LLC	-	3
INSPO CARE LLC	-	3
ROUTESTAR LOGISTICS LLC	-	1
Total purchases of inventory and general operating supplies from related parties	$33	$217

Interest income from related parties:

	Years ended December 31,
(in thousands)	2025	2024
AURUM GLOBAL GROUP FE LLC	$136	$-
ADW-INTERNATIONAL CONGRESS HALL LLC	134	3
MULTINATIONAL MINE GROUP FE LLC	6	-
Total interest income from related parties	$276	$3

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Interest expense to related parties:

	Years ended December 31,
(in thousands)	2025	2024
MILENIO LLC	$35	$32
Total interest expense to related parties	$35	$32

See Notes 9 and 15 for other related party transactions.

23.	Subsequent Events

The Group has reviewed subsequent events through the date of issuance of these combined financial statements and has identified the following subsequent events:

●	On June 1, 2026, the parent company made a non-cash capital contribution of $41,062 thousand to TEG SPV LLC, increasing the holding company’s contributed capital to $84,349 thousand. For purposes of these combined financial statements, the effect of this capital contribution has been reflected retrospectively within contributed capital as if the current capital structure had been in place since January 1, 2024, reflecting the intended capitalization of the Group.

●	In April 2026, the Group established a three-member Board of Directors, including two independent directors. Two more independent directors joined the Board in June 2026.

●	In June 2026, TEG SPV LLC appointed a new Chief Executive Officer and a new Chief Financial Officer.

●	During the six-month period ended June 30, 2026, the Group paid expenses of $5,797 thousand on behalf of the UBO. These payments were accounted for as owner distributions and recognized as a reduction of equity during the period.